SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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                            FREMONT MUTUAL FUNDS INC.
                (Name of Registrant as Specified in Its Charter)


                  --------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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                  [ FREEMONT INVESTMENT ADVISORS LETTERHEAD ]

January 7, 2005

                           THE SHAREHOLDER MEETING IS
                         THIS TUESDAY, JANUARY 11, 2005.
                             YOUR VOTE IS CRITICAL.
          PLEASE TAKE JUST A MOMENT AND CALL US TO PLACE YOUR VOTE NOW.

Dear Valued Shareholder,

WE NEED YOUR HELP! As discussed in the proxy statement we previously mailed to you, a Special Meeting of Shareholders of the Fremont Funds is scheduled for January 11, 2005. With only a couple of days left until the Meeting, we still have not received voting instructions from some of the Funds' largest shareholders. You are one of those shareholders. Please take a moment and call us so that your shares may be represented at the meeting.

The Funds are asking shareholders to vote on an agreement and plan of reorganization to allow each Fremont Fund to transfer all of its assets in a tax-free reorganization to a similarly managed Managers Fund.

Voting is quick and easy. While you may utilize one of the options below, IT IS EASY TO CALL US NOW. One of our representatives can very quickly take your vote right over the phone and answer any questions you might have. PLEASE CALL TOLL-FREE AT 800.317.8044 (ask for extension 112) between the hours of 9:00 a.m. and 10:00 p.m. Eastern, Monday through Saturday.

1. VOTE BY TOUCH-TONE TELEPHONE. You may cast your vote by calling the toll-free number located on the enclosed proxy card. Please make sure you have the proxy card available at the time of the call.

2. VOTE THROUGH THE INTERNET. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

If you have voted since the mailing of this letter, we thank you and apologize for the follow up mailing.

Thank you so much for your assistance with this important matter.

Sincerely,

/s/ E. Douglas Taylor

E. Douglas Taylor
President, Fremont Investment Advisors

Must be preceded or accompanied by a current prospectus. Mutual fund investing involves risk; principal loss is possible.
The Fremont Funds are distributed by Quasar Distributors, LLC.  (12/04)      OBO